Exhibit (15)

November 4, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:                                    Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-109890; and 333-109891).

Commissioners:

We are aware that our report dated October 21, 2003, on our reviews of interim financial information of Ecolab Inc. (the “Company”) as of September 30, 2003 and for the three and nine month periods ended September 30, 2003 and 2002 included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2003, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota